Exhibit 99.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarter Report of Transmeridian Exploration, Inc. (the Company”) on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (May 20, 2003), Lorrie T. Olivier, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the  Securities Exchange Act of 1934; and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Transmeridian Exploration, Inc. and will be retained by Transmeridian Exploration, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 20, 2003

/s/ Lorrie T. Olivier
Lorrie T. Olivier,
Chief Executive Officer and Chief Financial Officer